Exhibit 10.2

AMENDMENT NO. 1

TO

ENGAGEMENT LETTER

This Amendment No. 1 to the Engagement Letter (this "Amendment") is executed as of December 5, 2013, by VIRTUS OIL AND GAS CORP., a Nevada corporation (the "Company"), and CLEAR FINANCIAL SOLUTIONS, INC., a Texas corporation, or its assigns ("Provider"), to amend the Engagement Letter dated August 1, 2013 between those parties (the “Agreement”).

The Company and the Provider desire to amend the Agreement and further agree as follows:

1. Capitalized Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Agreement and those definitions are incorporated by reference into this Agreement.

2. Stock Issuance. For the avoidance of doubt, the parties hereby ratify that the Company has authorized Steven M. Plumb, CPA ("Plumb") to perform the duties and functions of the Chief Financial Officer of the Company pursuant to the terms of the Agreement. As partial consideration for Plumb's services under the Agreement, the Company agrees to issue up to 1,000,000 shares (the "Shares") of the common stock of the Company, $0.001 par value per share, to Plumb on the following schedule: 500,000 shares shall be issued on the date of this Amendment, and 500,000 shares shall be issued on the one-year anniversary of this Amendment; provided, however, that Plumb must continue to be engaged by the Company to perform services as the Chief Financial Officer pursuant to the Agreement on the one-year anniversary of this Amendment to be eligible to receive the 500,000 shares on such date.

3. Plumb Representations. Plumb represents and warrants to the Company as of the date of this Amendment as follows: (a) Plumb is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof; (b) Plumb has no present intention of selling, granting any participation interest in, or otherwise distributing the Shares; (c) Plumb has received all information he considers necessary or appropriate for deciding whether to purchase the Shares; (d) Plumb has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management, financial affairs and the terms and conditions of the issuance of the Shares; and (e) Plumb is sophisticated and well-informed and has such knowledge and experience in financial and business matters in general, and in investments in businesses similar to the Company in particular, as are necessary to enable him to evaluate the merits and risks of an investment in the Company. Plumb further represents that he has no need for liquidity in his investment in the Company and he is able to bear the risk of such investment for an indefinite period. Plumb understands that there presently is no public market for the Shares and none is anticipated to develop on the foreseeable future. Plumb's present financial condition is such that he is under no present or contemplated future need to dispose of any portion of the Shares. Plumb's overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the Company will not cause such overall commitment to become excessive.

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4. Restricted Securities. Plumb understands that the Shares have not been registered under the Securities Act of 1933, as amended, that the Shares are "restricted securities" under applicable U.S. securities laws and that, pursuant to these laws, Plumb must hold the Shares indefinitely unless they are registered with the Securities Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

6. Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

7. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

8. Integration. Except as specifically set forth by this Amendment, the rest and remainder of the terms and conditions of the Agreement shall remain in full force and effect without change or modification with the same force and effect as if more fully set forth hereat.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

VIRTUS OIL AND GAS CORP.

By: /s/ Dan Ferris

DAN FERRIS

President

CLEAR FINANCIAL SOLUTIONS, INC.

By: /s/ Steven M. Plumb

Name: Steven M. Plumb

Title: President

5300 N. Braeswood, PMB 370

Houston, TX 77096

FOR PURPOSES OF SECTIONS 3 AND 4:

/s/ Steven M. Plumb

Steven M. Plumb, individually

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